SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (818) 435-2472

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 9, 2010, CrowdGather, Inc., a Nevada corporation (the “Registrant”), entered into an Agreement and Plan of Merger dated June 9, 2010 among the Registrant, Adisn, Inc., a Delaware corporation (“Adisn”) and the Registrant’s wholly-owned subsidiary, Adisn Acquisition Corp. (the “Merger Agreement”), pursuant to which Adisn Acquisition Corp. shall merge with and into Adisn and Adisn will survive as the wholly-owned subsidiary of the Registrant (“Merger”).  Pursuant to the Merger, the shareholders of Adisn (“Adisn Stockholders”) received 4,621,849 shares of common stock of the Registrant (the “Merger Shares”), subject to the escrow obligations of the Securities Escrow Agreement, as discussed below, plus a right to receive the Earn-Out Shares, as defined below, if and when they become issuable.

In connection with the Merger, issued and outstanding warrants to purchase 825,000 shares of Adisn common stock became warrants to purchase shares of common stock of Registrant. The exercise price and number of shares was proportionately adjusted based on the exchange ratio for Adisn common stock issued in connection with the Merger, such that the holder of the warrants will have the right to purchase 161,997 shares of the Registrant's common stock at $1.018 per share.

The Merger Shares will be issued to the Adisn Stockholders in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

The Merger Agreement also provides that the Registrant will issue an additional $1,000,000 to the Adisn Stockholders, which shall be payable in shares of the Registrant’s common stock (“Earn-Out Shares”) to be distributed on a pro-rata basis. The number of Earn-Out Shares to be issued to the Adisn Stockholders shall be calculated by dividing $1,000,000 by the 20-day volume weighted average price of the Registrant’s common stock, the 20th day of which shall be the trading day immediately preceding the one year anniversary date of June 9, 2010. The Earn-Out Shares will only be issued to the Adisn Stockholders if, during the next twelve months, Adisn generates gross revenues, as defined according to GAAP, of more than $1,562,500.

The Merger Agreement further provides that in the event the Registrant files a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, Adisn Stockholders has the right to request that the Registrant include in that registration statement the shares of common stock then held by Adisn Stockholders.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1. This brief description of the Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement as attached as Exhibit 10.1.

Securities Escrow Agreement

As an inducement to the Registrant to enter into the Merger Agreement, on June 9, 2010, Registrant and certain of the Adisn Stockholders entered into a Securities Escrow Agreement (“Securities Escrow Agreement”), pursuant to which those Adisn Stockholders agreed to place stock certificates of the Registrant’s common stock representing an aggregate of two million one hundred seventy two thousand six hundred three (2,172,603) shares of common stock (“Escrow Shares”) into escrow for the benefit of the Registrant (i) to secure the indemnification obligations in Section 10(c)(i) and (iii) of the Merger Agreement, and (ii) in the event the Registrant fails to achieve certain financial performance thresholds for the six and twelve month periods following the closing of the Merger.

This brief description of the Securities Escrow Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Securities Escrow Agreement as attached as Exhibit 10.2.

Lock-up Agreements

Concurrently with the closing of the Merger Agreement, the Registrant entered into Lock-up Agreements with certain of the Adisn Stockholders for the Merger Shares (“Lock-up Agreements for Merger Shares”). The Adisn Stockholders agreed that during the period from the closing of the Merger Agreement on June 9, 2010, until the first anniversary thereof, the Adisn Stockholders will not sell, transfer, or otherwise dispose of more than (i) fifty percent of the Merger Shares during the first three month period after the six month period from June 9, 2010, and (ii) fifty percent of the Merger Shares during the second three month period after the six month period from June 9, 2010, other than in connection with an offer made to all stockholders of the Registrant in connection with merger, consolidation, or similar transaction involving the Registrant.

Concurrently with the closing of the Merger Agreement, the Registrant entered into Lock-up Agreements with certain of the Adisn Stockholders for the Escrow Shares (“Lock-up Agreements for Escrow Shares”).The Holder hereby agrees that during the period from the closing of the Merger Agreement on June 9, 2010, until the eighteen month anniversary thereof, the Adisn Stockholders will not sell, transfer, or otherwise dispose of more than (i) fifty percent of the Escrow Shares during the first three month period after the twelve month period from June 9, 2010, and (ii) fifty percent of the Escrow Shares during the second three month period after the twelve month period from June 9, 2010, other than in connection with an offer made to all stockholders of the Registrant in connection with merger, consolidation, or similar transaction involving the Registrant.

The form of the Lock-up Agreements for Merger Shares is attached hereto as Exhibit 10.3. The form of the Lock-up Agreements for Merger Shares is attached hereto as Exhibit 10.4. The brief descriptions of each of the Lock-up Agreements are not intended to be complete and are qualified in its entirety by reference to the full text of each of the Lock-up Agreements as attached as exhibits.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On June 10, 2010, the Registrant intends to issue a press release to announce that the Registrant closed the Merger Agreement with Adisn, as discussed above. A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements.

Financial Statements of Adisn, Inc. for the fiscal years ended December 31, 2009 and December 31, 2008 (Audited)
Notes to Financial Statements (Audited)

(b) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Agreement and Plan of Merger with Adisn, Inc.
10.2	Securities Escrow Agreement
10.3	Form of Lock Up Agreement for Merger Shares
10.4	Form of Lock Up Agreement for Escrow Shares
99.1	Press Release dated June 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: June 9, 2010	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Adisn, Inc.
Long Beach, California

We have audited the accompanying balance sheets of Adisn, Inc.  (a Delaware corporation) as of December 31, 2009 and 2008, and the related statements of operations, stockholder’s equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adisn, Inc.  as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments may result from the outcome of this uncertainty.

Q Accountancy Corporation

Laguna Niguel, California
May 14, 2010

ADISN, INC.
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS
	2009	2008
Current assets: Cash and cash equivalents	$1,420	$1,400
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	175,867	74,000
Advances to officers	-	862
Prepaid expenses	4,642	5,257
Total current assets	181,928	81,518
Property, plant and equipment, net	45,751	60,546
Patents	28,153	27,762
Total assets	$255,832	$169,826

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Bank overdraft	$2,613	$13,532
Accounts payable	191,459	38,437
Accrued liabilities	163,923	58,847
Total current liabilities	357,995	110,816
Commitments and contingencies	-	-
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 8,179,959 shares authorized; 5,368,097 and 5,112,474 shares issued and outstanding, respectively	5,368	5,112
Common stock, $0.001 par value, 31,328,353 shares authorized; 20,874,220 and 17,807,157 shares issued and outstanding, respectively	20,874	17,807
Additional paid in capital	2,245,663	1,696,820
Accumulated deficit	(2,374,068)	(1,660,729)
Total stockholder’s equity (deficit)	(102,163)	59,010
Total liabilities and stockholders’ equity (deficit)	$255,832	$169,826

See accompanying notes to financial statements.

ADISN, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Revenues	$889,867	$132,500

Cost of revenues	504,791	120,203

Gross profit	385,076	12,297
Operating expenses:
Research and development	-	187,150
Sales and marketing	154,240	38,485
Salaries, wages and related expense	610,260	565,538
Consulting and outside services	52,887	133,647
Legal and professional	29,811	72,405
Depreciation and amortization	14,168	10,295
Rent	49,092	43,695
Other general and administrative	86,157	149,906
Total operating expenses	996,614	1,201,121
Loss from operations	(611,539)	(1,188,825)
Other income (expense):
Interest income	28	4,934
Interest expense	-	(2,791)
Other income (expense)	(101,028)	537
Total income (expense)	(101,000)	2,680
Loss before provision for income taxes	(712,539)	(1,186,145)
Provision for income taxes	800	800
Net loss	$(713,339)	$(1,186,945)

ADISN, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, Jan. 1, 2008	-	$-	14,377,737	$14,478	$39,378	$(473,784)	$(419,928)

Issuance of common stock for conversion of notes payable, March 25, 2008	-	-	3,166,100	3,166	630,054	-	633,220

Issuance of preferred stock, March 27, 2008	5,112,474	5,112	-	-	994,888	-	1,000,000

Issuance of common stock for stock-based compensation	-	-	163,320	163	32,500	-	32,663

Net loss	-	-	-	-	-	(1,186,945)	(1,186,945)

Balance, Dec. 31, 2008	5,112,474	5,112	17,807,157	17,807	1,696,820	(1,660,729)	59,010

Issuance of common stock for conversion of preferred stock, April 30, 2009	(2,556,237)	(2,556)	2,556,237	2,556	-	-	-

Issuance of common stock for services, May 1, 2009	-	-	510,826	511	101,654	-	102,165

Issuance of preferred stock, May 5, 2009	2,811,860	2,812	-	-	447,188	-	450,000

Net loss	-	-	-	-	-	(713,339)	(713,339)

Balance, Dec. 31, 2009	5,368,097	$5,368	20,874,220	$20,874	$2,245,663	$(2,374,068)	$(102,163)

See accompanying notes to financial statements.

ADISN, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities: Net loss	$(713,339)	$(1,186,945)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,168	10,295
Stock-based compensation	-	32,663
Stock issued for advisory services	102,165	-
Loss on lease abandonment	100,028	-
Impairment of long-lived assets	8,972	18,321
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(101,867)	(72,000)
Decrease (increase) in prepaid expenses	615	(2,832)
(Decrease) Increase in bank overdraft	(10,919)	13,532
Increase in accounts payable	44,650	18,791
Increase in accrued liabilities	105,076	57,382

Net cash used in operating activities	(450,451)	(1,110,793)
Cash flows from investing activities: Purchase of property, plant and equipment	-	(65,274)
Cost of patents	(391)	(21,817)
Net cash used in investing activities	(391)	(87,091)
Cash flows from financing activities: Advances from (to) officers	862	18,276
Accrued interest on convertible notes	-	152,793
Proceeds from issuance of preferred stock	-	1,000,000
Proceeds from issuance of common stock	450,000	-
Net cash provided by financing activities	450,862	1,171,069
Net increase (decrease) in cash	20	(26,815)
Cash and cash equivalents, beginning of year	1,400	28,215
Cash and cash equivalents, end of year	$1,420	$1,400

 See accompanying notes to financial statements.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	BUSINESS AND ORGANIZATION

Adisn, Inc. (the Company), was originally incorporated in the State of Delaware on February 12, 2007 as Magic Cow, Inc.  On March 25, 2008, the Company changed its name to Adisn, Inc.  The Company provides targeted advertising and marketing services for customers engaged in interactive media advertising, including online and mobile properties.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses.  Actual amounts could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased, to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company is subject to credit risk as it extends credit to its customers. The Company extends credit to its customers, mostly on an unsecured basis after performing certain credit analysis. The Company’s typical terms are net 30 days.  The Company periodically reviews the creditworthiness of its customers and provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts.  Accounts that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.  As of December 31, 2009 and 2008, the Company considered all outstanding receivables fully collectible, therefore an allowance of $-0- has been provided for.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk

The Company currently maintains substantially all of its day-to-day operating cash with a major financial institution.  At times, cash balances may be in excess of the $250,000 amount insured by the Federal Deposit Insurance Corporation (FDIC).  Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date.

As of December 31, 2009 and 2008, approximately 95% of outstanding receivables were accounted for by five (5) and two (2) customers, respectively.  In addition, these customers accounted for approximately 79% and 60% of sales for the years ended December 31, 2009 and 2008, respectively.

Fair Value of Financial Instruments

The Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts receivable, advances, prepaids, accounts payable and accrued liabilities approximate their fair value due to the short period to maturity of these instruments.

Property, Plant and Equipment

Property, plant and equipment are stated at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.  Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease term.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Patents and Intangibles

The Company capitalizes certain costs associated with patents and other intangible assets. These costs include legal and registration fees needed to apply for and secure patents.  Once a patent is approved, amortization is provided on the straight-line basis over the shorter of its estimated useful life or remaining legal life. The Company expenses any administrative costs related to the work on the patents.  Intangible assets acquired from other entities or individuals in an “arms length” transaction are recorded at cost.

Impairment of Long-Lived Assets

The Company reviews the carrying values of its long-lived and intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.  The Company incurred an impairment loss of approximately $9,000 related to the abandonment of certain leasehold improvements during the year ended December 31, 2009 and an impairment loss of approximately $18,000 related to the removal of certain computer equipment and data servers for the year ended December 31, 2008.

Revenue Recognition

Revenue is recognized when evidence of an arrangement exists; services are delivered and our advertisers or other customers understand the specific nature and terms of the agreed-upon transactions; fee is fixed and determinable; and, collectibility is reasonably assured.

The Company delivers the customer’s advertising materials, which may include rich media, graphic files, RSS feeds, registration streams and/or custom ad campaigns and promotions to various forms of interactive media.  Typically, these services are offered on a cost-per-impression basis that enables advertisers to pay us based on the number of times their ads appear to online, mobile and other properties.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (continued)

The Company also offers its peer recommendation service that generates advertisements or other asset recommendations for its customers by analyzing browse information and other social network data to indentify dynamic word relationships that would aid its customers in specific targeted advertising.

The Company reports its revenues on a gross basis principally because it is the primary obligor to its advertisers.

Cost of Revenues

Cost of revenues consists primarily of traffic acquisition costs. Traffic acquisition costs consist of amounts paid to our distribution partners.  Cost of revenues also includes the expenses associated with the operation of our data center, including energy and bandwidth costs, as well as content acquisition costs.

Research and Development

Research and development costs are charged to expense as incurred and include software development costs. Accordingly, internal research and development costs are expensed as incurred.  In addition, third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Software Development Costs

The Company also expenses software development costs, including costs to develop software products or the software component of products to be marketed to external users, before technological feasibility of such products is reached.  Technological feasibility is typically reached shortly before the release of those products and as a result, the development costs incurred after the establishment of technological feasibility and before the release of those products is not material, and accordingly, is expensed as incurred. The costs incurred during the application development stage for these software programs were not material in the years presented.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation

The Company recognizes and expenses all share-based payments to employees, including grants of employee stock options, based on their fair values.  Share based payment transactions with parties other than employees are based on the fair value of the goods or services received as determined by the Company and the third party.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income (Loss)

The Company reports and displays its components of comprehensive income or loss in its financial statements with the same prominence as other financial statement amounts.  For the years ended December 31, 2009 and 2008, the Company had no other component of comprehensive loss other than its net loss as reported within the statements of operations.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued ASC Statement No. 105, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (ASC 105).  ASC 105 became the single source authoritative nongovernmental U.S. generally accepted accounting principles (GAAP), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature.  ASC 105 reorganized the thousands of GAAP pronouncements into approximately 90 accounting topics and displays them using a consistent structure.  Also included is relevant SEC guidance organized using the same topical structure in separate sections.  The Company adopted ASC 105 for the financial statements ended December 31, 2009 and 2008.  The adoption of ASC 105 did not have an impact on the Company’s financial position or results of operations.

In January 2008, the Company adopted FASB ASC 820-10, Fair Value Measurements and Disclosures – Overall (ASC 820-10) with respect to its financial assets and liabilities. In February 2008, the FASB issued updated guidance related to fair value measurements, which is included in the Codification in ASC 820-10-55, Fair Value Measurements and Disclosures – Overall – Implementation Guidance and Illustrations. The updated guidance provided a one year deferral of the effective date of ASC 820-10 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company adopted the provisions of ASC 820-10 for non-financial assets and non-financial liabilities effective January 1, 2009, and such adoption did not have a material impact on the Company’s results of operations or financial condition.

In June 2009, the Company adopted ASC 855, Subsequent Events (ASC 855). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether the date represents the date the financials statements were issued or were available to be issued. The disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after the date in the set of financial statements being presented. The adoption of ASC 855 did not have a material impact on Company’s results of operations or financial condition.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. In October 2009, the Company adopted the additional guidance under ASU 2009-05 and it did not have a material impact on the Company’s results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing generally accepted accounting principles in the United States. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

ASU No. 2009-13 does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on its consolidated results of operations and financial condition.

In October 2009, the FASB issued ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service.  As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance.  Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality.  The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). ASU No. 2009-14 is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on its consolidated results of operations and financial condition.

Reclassifications

Certain amounts in the 2008 financial statements have been reclassified for comparative purposes to conform to the current year presentation.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

3.           GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during years ended December 31, 2009 and 2008, the Company incurred losses from operations of $611,539 and $1,188,825, respectively; used $450,451 and $1,110,793 in cash for operating activities, respectively; and, has an accumulated deficit of $(2,374,068) as of December 31, 2009.  Due to the Company’s sustained losses, additional debt and equity financing may be required by the Company to fund its activities and to support operations.  There is no assurance that the Company will be able to obtain additional financing.  Furthermore, the Company's existence is dependent upon management's ability to develop profitable operations.  However, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new services on a continual and timely basis so that profitable operations can be attained.  These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern for a reasonable period of time.

Management is currently devoting substantially all of its efforts to fulfill its letter of intent to enter into a business combination with an online social networking property as further described in Note 14.  There can be no assurance that the Company's efforts will be successful, or that those efforts will translate in a beneficial manner to the Company. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

4.           PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at December 31:

	2009	2008
Furniture, fixtures and office equipment	$1,197	$1,197
Computers, servers and equipment	59,336	59,336
Leasehold improvements	-	10,272
Less: accumulated depreciation	60,533	70,805
	(14,782)	(10,259)
	$45,751	$60,546

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

4.           PROPERTY, PLANT AND EQUIPMENT (Continued)

Depreciation expense was $14,168 and $10,295 for the years ended December 31, 2009 and 2008, respectively.  In December 2009, the Company abandoned its leased facilities and recorded an impairment loss on its leasehold improvements of approximately $9,000.  In 2008, the Company replaced obsolete computer equipment and data servers and recorded an impairment loss of approximately $18,000.

5.           PATENTS

The Company currently maintains three (3) provisional patents with the United States Patent and Trademark Office for its proprietary technology related to computer systems and methodologies for targeted advertising and social networking data and content tags.  During the years ended December 31, 2009 and 2008, the total costs incurred primarily for legal and registration fees for the maintenance of the patents were $391 and $21,817, respectively.  As of December 31, 2009 and 2008, accumulated patent costs were $28,153 and $27,762, respectively.

6.           COMMITMENTS AND CONTINGENCIES

For the years ended December 31, 2009 and 2008, the Company has recorded accrued liabilities related to unpaid payroll taxes in the estimated amounts of $161,000 and $58,000, respectively.

In December 2009, the Company notified its landlord of its office and commercial space in Long Beach California that the Company intended to terminate its lease and vacate the premises. The Company had previously entered into a four-year lease agreement for the facilities and anticipates that it will incur lease termination costs.  As such, the Company has estimated and accrued approximately $100,000 related to the lease.

The Company is subject to certain outside claims and litigation arising in the ordinary course of business. In the opinion of the Company’s management, based on consultation with legal counsel, the outcome of such matters are not expected to have a material effect on the Company’s financial position or results of operations.

7.           RELATED PARTY TRANSACTIONS

Periodically, the Company has cash advances to or from certain officers and directors.  These advances bear no interest, are due on demand and are to be repaid as cash becomes available.  The amounts due from an officer as of December 31, 2009 and 2008 were $0 and $862, respectively.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

8.           CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2007, the Company issued convertible notes in the amount of $470,000.  The notes were due 1-year from date of issuance and accrued interest at the rate of 10% per annum.  The notes could be converted into the Company’s common stock at the conversion price of $0.20 per share.  In March 2008, all outstanding notes including accrued interest in the aggregate amount of $633,220 were converted into 3,166,100 shares of common stock.

9.           PREFERRED STOCK

In March 2008, the Company issued 2,556,237 shares of its Series A preferred stock for $500,000, or $0.1956 per share.

In May 2008, the Company issued another 2,556,237 shares of its Series A preferred stock for $500,000.

In April 2009, 2,556,237 shares of its Series A preferred stock were converted into the Company’s common stock.

In May 2009, the Company issued 2,811,860 shares of its Series A preferred stock for $450,000.

The Company’s preferred stock includes dividend and liquidating preferences and certain board voting privileges.  However, the right to receive dividends is non-cumulative.

10.           COMMON STOCK

In September 2008, the Company issued 163,320 shares of its common stock for the exercise of employee stock options at the price of $0.20 per share.

In April 2009, the Company issued 2,556,237 shares for the Series A conversion previously described in Note 9.

In May 2009, the Company issued 510,826 shares of its common stock for advisory services provided in the amount of $102,165 which was considered the fair value of the services by the Company and its advisor.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

11.           STOCK OPTION PLAN

In 2007, the Company adopted a Stock Option Plan (Plan) under which officers, key employees, and non-employee directors may be granted options to purchase shares of the Company’s authorized but unissued common stock.  The maximum number of shares of the Company’s common stock available for issuance under the Plan is 1,650,000 shares.  As of December 31, 2009, the maximum number of shares available for future grants under the Plan is 1,270,021 shares.  Under the Plan, the option exercise price is equal to the fair market value of the Company’s common stock at the date of grant. Options currently expire no later than ten (10) years from the grant date and generally vest within five (5) years.  Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid-in capital. Additional information with respect to the Plan’s stock option activity is as follows:

	Number of Shares	Wgt. Avg. Exercise Price
Outstanding at January 1, 2008	244,979	$0.20
Granted	135,000	0.20
Exercised	(163,320)	0.20
Cancelled	-	-
Outstanding at December 31, 2008	216,659	0.20
Granted	-	-
Exercised	-	-
Cancelled	-	-
Outstanding at December 31, 2009	216,659	$0.20

12.           INCOME TAXES

For the years ended December 31, 2009 and 2008, the Company has recognized the minimum amount of franchise tax required under California corporation law of $800.  The Company is not currently subject to further federal or state tax since it has incurred losses since its inception.

As of December 31, 2009 and 2008, the Company had federal and state net operating loss carryforwards of approximately $2,374,000 and $1,660,000 which can be used to offset future federal income tax.  The federal and state net operating loss carryforwards expire at various dates through 2029.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

ADISN, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

12.           INCOME TAXES (Continued)

As of December 31, 2009 and 2008, the Company had the following deferred tax assets related to net operating losses.  A 100% valuation allowance has been established; as management believes it is more likely than not that the deferred tax assets will not be realized:
	2009	2008

Federal net operating loss (@ 34%)	$807,000	$565,000
State net operating loss (@ 8.84%)	210,000	145,000
	1,017,000	710,000
Less: valuation allowance	(1,017,000)	(710,000)
	$-	$-

The Company’s valuation allowance increased by approximately $307,000 and $507,000 during the years ended December 31, 2009 and 2008, respectively.

13.	SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest and income taxes for the years ended December 31, 2009 and 2008 was as follows:
	2009		2008
Interest	$	$-		$$2,791
Income taxes	$	$-	$	$-

14.	SUBSEQUENT EVENT

In March 2010, the Company entered into a Letter of Intent with another online media entity to consummate a business combination.  Under the terms of the proposed combination, the Company would tender 100% of its existing and outstanding shares of preferred and common stock in exchange for an equivalent number of shares of common stock of the online media entity such that the consideration for the Company is approximately $5,500,000.  To complete the transaction, the Company must meet certain milestones and is subject to other covenants and restrictions.  Following the proposed merger, the Company would then become a wholly owned subsidiary of the online media entity.